U.S. SECURITIES AND EXCHANGE
                             COMMISSION Washington,
                                   D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: January 28, 2005



                           ECOLOCLEAN INDUSTRIES, INC.
             (Exact Name of registrant as specified in its Charter)




         Nevada                      0-33481                 65-1060612
------------------------        -------------------       -------------------
(State of Incorporation)         Commission File No.       Fed. Taxpayer I.D.


2242 South Highway 83, Crystal City, TX                         78839
-------------------------------------------            -------------------------
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number,(   830     )     374        -      9100
                               -----------  -------------      ----------





                     (Registrant's former name and address)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))


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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

         On January 24, 2005, we issued 50,000 common shares to Derla Colae for consulting services valued at $12,000. These shares were issued in connection with a consulting and retainer agreement associated with the license agreement between World Environmental Technologies, Inc., an Ecoloclean Industries, Inc. subsidiary, and Coale's Environmental Systems, Inc.

         On January 24, 2005, we issued 200,000 common shares to Barry Gross for shareholder relation services valued at $16,000.

         On December 29, 2004, we issued 25,000 common shares to Dedra Holloway as an employment stock grant valued at $2,250.

         On December 29, 2004, we issued 25,000 common shares to George A. Chance as an employment stock grant valued at $2,250.


         We relied on Section 4(2) as the securities transaction exemption afforded by the Securities Act of 1933, as amended. These are restricted securities and may not be publicly resold without registration or an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     ECOLOCLEAN INDUSTRIES, INC.

Dated: January 28, 2005

                                                     /s/ Royis Ward
                                                     ---------------------------
                                                     By: Royis Ward
                                                     Title: President